UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORO CAPITAL CORPORATION, INC.
(Name of small business issuer in its charter)

Nevada	1000	99-0379440
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

Oro Capital Corporation, Inc.
23 Dassan Island Drive
Plettenberg Bay, 6600
South Africa
Tel: +27764965865
 (Address and telephone number of principal executive offices and principal place of business)

Danny Aaron, President
    Oro Capital Corporation, Inc.
     23 Dassan Island Drive
Plettenberg Bay, 6600
South Africa
Tel: +27764965865
 (Name, address and telephone number of agent for service)

Copies to:
Charles Barkley, Esq.
6201 Fairview Road, Suite 200
Charlotte, NC 28210
(704) 944-4290
(704) 944-4280 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration Fee
Securities to be Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	1,000,000	0.04	$40,000	$5.46

[1]     Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(o) under the Securities Act. No exchange or over the counter market exists for our common stock. Our offering price per share was arbitrarily determined in order for us to raise $40,000.

The information contained in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither this prospectus nor the selling stockholders is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(2) This is a non-contingent Offering and there is no minimum number of Shares required to be sold. As a result, the proceeds from sales will be expended by the Company without escrow, minimums or other conditions.

(3) The Shares will be offered by officers and directors. Danny Aaron, our CEO and Director, under exemptions afforded by 3(a)-4. No commission, discount, finder’s fee, or other similar remuneration or compensation shall be paid, directly or indirectly, to any officer or director for soliciting any prospective purchaser unless that person is either registered or exempt from registration. The Company does not anticipate the use of underwriters. No commission, discount, finder’s fee, or other similar remuneration or compensation shall be paid, directly or indirectly, to any officer or director for soliciting any prospective purchaser unless that person is either registered or exempt from registration. The Company does not anticipate the use of such persons or firms.

(4) The Offering will terminate on the earliest of: (a) the date the Company, in its discretion, elects to terminate, or (b) the date upon which all Shares have been sold, or (c) 270 days from the date this prospectus becomes effective (the “Offering Period”.)

THESE ARE EXTREMELY SPECULATIVE SECURITIES WHICH INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST IN THESE SHARES. THIS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER IN ANY JURISDICTION WHERE SUCH WOULD BE ILLEGAL.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY, NOR HAS ANY SUCH REGULATORY BODY REVIEWED THIS OFFERING MEMORANDUM FOR ACCURACY OR COMPLETENESS. BECAUSE THESE SECURITIES HAVE NOT BEEN SO REGISTERED, THERE MAY BE RESTRICTIONS ON THEIR TRANSFERABILITY OR RESALE BY AN INVESTOR.

EACH PROSPECTIVE INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT HE MUST BEAR THE ECONOMIC RISKS OF THE INVESTMENT FOR AN INDEFINITE PERIOD, SINCE THE SECURITIES MAY NOT BE SOLD UNLESS, AMONG OTHER THINGS, THEY ARE SUBSEQUENTLY REGISTERED UNDER THE APPLICABLE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THERE IS NO TRADING MARKET FOR THE COMPANY’S SHARES OF COMMON STOCK AND THERE CAN BE NO ASSURANCE THAT ANY MARKET WILL DEVELOP IN THE FUTURE OR THAT THE SHARES WILL BE ACCEPTED FOR INCLUSION ON NASDAQ OR ANY OTHER TRADING EXCHANGE AT ANY TIME IN THE FUTURE.

No person is authorized to give any information or make any representation not contained in the Memorandum and any information or representation not contained herein must not be relied upon. Nothing in this Memorandum should be construed as legal or tax advice.

This Offering is made subject to withdrawal, cancellation, or modification by the Company without notice and solely at the Company’s discretion. The Company reserves the right to reject any subscription or to allot to any prospective investor less than the number of Shares subscribed for by such prospective investor.

PRELIMINARY PROSPECTUS
(Subject to Completion)

ORO CAPITAL CORPORATION
Shares of Common Stock
1,000,000 Common Shares

Before this offering, there has been no public market for our common stock. We intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

We are offering 1,000,000 common shares in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.04 per share.  There is no minimum offering and there are no arrangements to place the funds in an escrow, trust, or similar account. The Company will be able to use the net proceeds immediately upon receipt.

Our common stock will be sold on our behalf by Danny Aaron, our sole officer and director. Mr. Aaron will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 8

	Offering Price	Expenses	Proceeds to Us

Per Share – Gross Proceeds	$0.04	$0.005	$0.035

Total – Gross Proceeds	$40,000	$6,000	$34,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms refer to ORO CAPITAL CORPORATION , while the term “Oro Captial Corp.” refers to Oro Capital Corporation  in its corporate capacity.

NOTICE TO NON-U.S. RESIDENTS:

IT IS YOUR RESPONSIBILITY TO SATISFY YOURSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE U.S. IN CONNECTION WITH YOUR PURCHASE OF THE SHARES, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

IF YOU HAVE ANY QUESTIONS WHATSOEVER REGARDING THIS OFFERING, OR DESIRE ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED IN THIS MEMORANDUM, PLEASE WRITE OR CALL:

Mr. Danny Aaron, CEO
23 Dassan Island Drive
Plettenberg Bay, 6600
South Africa
Tel: +27764965865

Our Business

We were incorporated on December 29, 2010 in the State of Nevada. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the Shipman Diamond Project which is located 50 kilometers northeast of Prince Albert, Saskatchewan, Canada and 2 kilometers north of the village of Shipman. Oro Capital Corporation has acquired a 100% interest in the Project. We intend to explore for diamond-bearing kimberlite on the property

We do not have any revenues or substantial operations, and we have no assets and have incurred losses since inception.  Our net loss since inception is $25,047, of which we paid $4,750 for office rent, $4,750 for consulting fees, and $7,980 for legal and accounting fees.  We expect to incur additional expenses of approximately $10,000 as a result of becoming a public company.  These increased expenses will be the result of increased audit, legal and Edgar fees.

Currently we have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

About Us

Our administrative office is located at 23 Dassan Island Drive, Plettenberg Bay, 6600, South Africa.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. Upon effectiveness of our registration statement, management plans to apply to enable our common stock to be quoted on the OTC Bulletin Board. There can be no assurance that any market will be established or maintained.

The Offering

Following is a brief summary of this offering:

This prospectus relates to the sale of 1,000,000 shares of common stock, par value of $0.00001.

As of July 31, 2012 we had 5,000,000 shares of common stock outstanding and one stockholder. The number of shares registered under this prospectus would represent approximately between 80% of the total common stock outstanding, based on the amount of shares sold.

Securities being offered	1,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.04
Offering period	Our shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $34,000.
Use of proceeds	We will use the proceeds to pay for offering expenses, the implementation of our business plan, and for working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering is completely sold	6,000,000

Selected Financial Data

The following selected financial data have been derived from the Company’s financial statements which have been audited by M&K CPAS, PLLC, an independent registered public accounting firm.

The summary financial data as of July 31, 2012 are derived from our financial statements, which are included elsewhere in this prospectus.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

As shown in the accompanying financial statements, the Company has suffered a loss from operations to date. It has experienced a loss of $25,047 since inception and has a negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the financial statements and related notes presented in this section.

	As of July 31, 2012 (audited)	As of July 31, 2011 (audited)
Balance Sheet
Total Assets	$4,000	10,000
Total Liabilities	$18,000	15,000
Stockholders’ Deficit	$-	-

December 29, 2010 (Inception) to July 31, 2012 (unaudited)
Income Statement
Revenue	$0
Total Expenses	$25,047
Net Loss	$25,047

SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled “Risk Factors,” regarding us and the common stock being sold in this offering. Unless the context otherwise requires, “we,” “our,” “us” and similar phrases refer to Oro Capital Corporation Inc., a Nevada corporation.

The Company is an exploration development stage company devoted to exploring a property for the identification of valuable minerals and materials. The property is a specific parcel located in or near Shipman, Saskatchewan Canada. Management believes that there may be quantities of diamond bearing kimberlite bodies within the parcel based on a report from Duncan, Bain & Associates, a geological report firm in London, Ontario.

We have had no revenues and do not anticipate revenues for the foreseeable future. We do not expect to raise sufficient proceeds from this offering to complete our business plan and will require significant additional financing in the future. Even if we are successful in obtaining financing, this would likely dilute the purchasers in this offering. If we are unsuccessful, we will likely not be able to complete our business plan and investors could lose their entire investment.

The securities are being offered by our officers and directors on self underwritten, best efforts, no minimum basis, without commission, markup or other compensation on a “self-underwritten, best efforts” basis until 270 days from the effective date of this offering. We intend to use the proceeds as received and there will be no escrow of funds.

We do not anticipate employing underwriters or sales agents. To the extent that sales are made in the United States, the securities laws of affected states must also be complied with and clearance in many states may be difficult or impossible. This may limit your ability to resell your shares.

Corporate Information and History

We were founded as Oro Capital Corporation, Inc., a Nevada corporation on December 29, 2010. In January, 2011 Danny Aaron purchased 5,000,000 shares of common voting stock and the incorporator resigned. Since then, Danny Aaron has been the sole shareholder, officer or director.

THE OFFERING

The Company is offering up to 1,000,000 shares of common voting stock for a price of $0.04 per share.

Common stock offered:

Shares of Common Stock Offered, $0.001 par value	1,000,000 shares
Shares of Common Stock Outstanding, $0.001 par value	5,000,000
Common stock outstanding After Offering	6,000,000 shares (1)
Use of proceeds	We will receive the net proceeds from the sale of the shares which we expect to expend on developing an exploration stage mining concern.
Risk Factors	You should read the section titled “Risk Factors” beginning on page 9 as well as other cautionary statements throughout this prospectus before investing in any shares offered hereunder.

1.            Assume sale of all shares.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Natural resources exploration, development, production and processing involve a number of risks, many of which are beyond the Company's control. Without limiting the foregoing, such risks include:

•	Changes in the market price for mineral products, which have fluctuated widely in the past, will affect the future profitability of the Company’s operations and financial condition.

•	The Company has limited operating history and there can be no assurance of its continued ability to operate its projects profitably.

•	Mining is inherently dangerous and subject to conditions or elements beyond the Company’s control, which could have a material adverse effect on the Company’s business.

•
Actual exploration, development, construction and other costs and economic returns may differ significantly from those the Company has anticipated and there are no assurances that any future development activities will result in profitable mining operations.

•
Increased competition could adversely affect the Company’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration and development in the future.

•	The Company’s insurance coverage does not cover all of its potential losses, liabilities and damage related to its business and certain risks are uninsured or uninsurable.

•	The Company depends heavily on limited mineral properties, and there can be no guarantee that the Company will successfully acquire other commercially mineable properties.

•	The Company’s activities are subject to environmental laws and regulations that may increase the cost of doing business or restrict operations.

•
The Company requires numerous permits in order to conduct exploration, development or mining activities and delays in obtaining, or a failure to obtain, such permits or failure to comply with the terms of any such permits that have been obtained could have a material adverse impact on the Company.

•
Exploration, development and mining activities on land within Peru generally require both ownership of mining concessions and ownership of or a leasehold interest over surface lands (“surface rights”). The Company constantly seeks to expand its activities and may experience delays in obtaining surface rights or may not be able to acquire surface rights because of an unwillingness by the owner of such rights to transfer ownership at a reasonable cost or in a timely manner.

•
The Company may experience difficulty in attracting and retaining qualified management to meet the needs of its anticipated growth, and the failure to manage the Company’s growth effectively could have a material adverse effect on its business and financial condition.

•
Insofar as certain directors and officers of the Company hold similar positions with other mineral resource companies, conflicts may arise between the obligations of these directors and officers to the Company and to such other mineral resource companies.

•	Title to the Company’s mineral properties cannot be guaranteed and may be subject to prior unregistered agreements, transfers or claims or defects.

•	The Company’s business is subject to potential political, social and economic instability in the countries in which it operates.

•	Changes in taxation legislation or regulations in the countries in which the Company operates could have a material adverse effect on the Company’s business and financial condition.

•	Currency exchange rate fluctuations may affect the cost of the Company’s operations and exploration and development activities.

•	The Company has no dividend payment policy and does not intend to pay any dividends in the foreseeable future.

Social and Community Issues

In recent years communities and non-governmental organizations ("NGO's") have become more vocal and active with respect to mining activities at or near their communities. These communities and NGO's have taken such actions as road closures, work stoppages, and law suits for damages. These actions relate not only to current activities, but often in respect of decades old mining activities by prior owners of mining properties. Actions by communities and NGO's may have a material adverse effect on the Company's financial position, cash flow and results of operations.

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with ORO CAPITAL CORPORATION.

1.	Our plan of operation is limited to finding diamond-bearing kimberlite pipes. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this offering will be used for exploration of the property to determine if there is diamond-bearing kimberlite pipes on the property beneath the surface. Exploration work is designed to determine whether the Shipman Diamond Project block contains diamond-bearing kimberlite and exploration does not contemplate extraction of the diamonds. We have no plans or funds for diamonds extraction. Accordingly, we will not generate any revenues as a result of your investment.

2.	Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

4.	We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated in December 2010 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $25,047. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we will require future financing and even the we may not generate revenues in the future. Failure to generate revenues may cause us to suspend or cease operations.

5.
Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

7.	Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without finding a diamond-bearing kimberlite, we cannot generate revenues and you will lose your investment.

8.	Weather interruptions in the province of Saskatchewan may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

9.
Because Mr. Aaron has other outside business activities, he will only be devoting 10% of his time, or four hours per week to our operations. As a result, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Risks associated with this offering:

10.	If our sole officer and director should resign or die without having found replacements, our operations will be suspended or will cease. If that should occur, you could lose your entire investment.

We have one sole officer and director. We are entirely dependent upon him to conduct our operations. If he should resign or die, there will be no one to run us. Further, we do not have key man insurance. If that should occur, until we find other person(s) to run us, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

12.
Because our sole officer and director who is also our sole promoter, will own 80% of our total outstanding common stock, he will retain control of us and will be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of our shares.

If all 1,000,000 shares of common stock in this offering are sold, Mr. Aaron will own 80% of the total outstanding common stock; Mr. Aaron will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

13.	Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

14.
Because our sole employee occupies all corporate positions, our internal controls over financial reporting may not be considered effective in the future, which could result in a loss of investor confidence in our financial reports and in turn have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 we are required to furnish a report by our management on our internal controls over financial reporting. Such report must contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of the year, including a statement as to whether or not our internal controls over financial reporting are effective. This assessment must include disclosure of any material weaknesses in our internal controls over financial reporting identified by management.  Since we have only one employee who occupies all corporate positions in the company, we will not be able to assets that our internal controls are effective because there will be no independent decision making.  If we are unable to continue to assert that our internal controls are effective, our investors could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline.

15.
Because we have only one officer and director, who lacks formal training in financial accounting and management and who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. he lacks formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission, which ultimately could cause you to lose your investment.

16.
Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The hiring of additional experienced personnel will result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

Risks associated with this offering:

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection,  are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Investor’s funds will not be placed in a separate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.

Certain shareholders control a substantial portion of our outstanding common stock and you will have little voice in management of the Company.

Our sole officer/director owns a significant portion of the outstanding shares of our common stock.   Accordingly, Mr. Aaron will be able to influence the election of our directors and thereby influence or direct our policies. Although investors in this offering will have paid a significantly higher price for their shares, they will have little ability to affect the decisions of management.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.  In 2009, this volatility and disruption has reached unprecedented levels.  The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding mineral prices, the costs of operations, the cost of capital and commodity markets. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may adversely affect the price and market for diamonds, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. Further, resales in the United States may require compliance with some state securities laws. There is no assurance that such compliance can be obtained or maintained. The Company does not presently plan to file with any state securities regulators.

 We do not intend to pay any dividends for the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future.  The future payment of dividends is directly dependent upon our future earnings, financial requirements and other factors to be determined by our board of directors.  We anticipate any earnings that may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to shareholders.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to keep up with industry techniques and standards, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our sole officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Regulation S promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Plan of Operation

To date we have financed our activities from loans from our sole shareholder. Until we begin to generate revenues we expect to continue to rely on loans from our sole shareholder. We have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months. There is no assurance that our shareholder can or will provide such funds when the need arises.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, on a 1,000,000 common shares basis. The table below sets forth the use of proceeds if 1,000,000 common shares of the offering are sold at $0.04 per share.

1,000,000
Gross proceeds	$40,000
Offering expenses	$10,000
Net proceeds	$30,000

The net proceeds will be used as follows:

1,000,000
Consulting Services	$5,000
Preliminary review of assessment work	$1,000
Mobilization/demobilization of crew	$1,000
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$2,000
Detailed magnetometer survey, 7 line km	$2,000
Base station and instrument rental	$1,000
Consumables – flagging, pickets, etc.	$100
Accommodation/meals, 3 men	$400
Drafting and report	$1,500
Contingencies	$1,000
Telephone	$200
Mail	$50
Stationary	$100
Accounting and Legal	$500
SEC filing	$250
Repayment of loan	$6,000
Other expenses	$2,900
Offering expenses	$15,000
TOTAL	$40,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due to the transfer agent, (4) printing expenses, and (5) filing fees.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant in consultation with our sole officer will supervise and contract for our exploration operations through independent contractors. Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, legal and accounting fees related to filing reports with the SEC, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves we will consider developing the property.

No proceeds from the offering will be paid to our sole officer and director except for repaying the loan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to $40,000. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

•	our lack of operating history;

•	the proceeds to be raised by the offering;

•	the amount of capital to be contributed by purchasers of this offering in proportion to the amount of stock to be retained by our existing stockholder; and,

•	our relative cash requirements.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of July 31, 2012, the net tangible book value of our shares of common stock was a deficit of (0.002) or approximately ($0.00) per share based upon 5,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of our shares are sold, the pro forma net tangible book value of the 6,000,000 shares to be outstanding will be $240,000 or approximately $0.04 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.04 per share without any additional investment on her part. You will incur an immediate dilution from $0.04 per share to $0.02 per share

After completion of this offering, if 1,000,000 shares are sold, you will own 20% of the total number of outstanding shares for which you will have made a cash investment of $40,000, or $0.04 per share. Our existing stockholder will own 80% of the total number of outstanding shares for which he has made cash contributions totaling $500.00 or approximately $0.00001 per share.

Upon completion of this offering, the pro forma net tangible book value of the 6,000,000 shares to be outstanding will be $26,206, or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.004 per share without any additional investment on his part. You will incur an immediate dilution from $0.04 per share to $0.004 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 20% of the total number of outstanding shares for which you will have made a cash investment of $40,000, or $0.04 per share. Our existing stockholder will own approximately 80% of the total number of outstanding shares for which he have made cash contributions totaling $500.00 or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholders:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.00)
Potential gain to existing shareholder	$40,000
Net tangible book value per share after offering	$0.006
Increase to present stockholder in net tangible book value per share after offering	$0.02
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum number of shares	6,000,000
Percentage of ownership after offering	80%

Purchasers of Shares in this Offering:

Price per share	$0.04
Dilution per share	$0.02
Capital contributions	$200,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholder	0.002%
Percentage of capital contributions by new investors	99.998%
Percentage of ownership after offering	20%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 1,000,000 shares of common stock on a self-underwritten basis. The offering price is $0.04 per share. Funds from this offering  not be placed in a separate bank account.  We will have immediate use of the net proceeds. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you. There are no finders involved in our distribution.

Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering.

We will sell the shares in this offering through Mr. Aaron, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that Mr. Aaron is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He will continue to be our sole officer and director at the end of the offering and has not been, during the last twelve months a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the Securities and Exchange Commission, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Aaron will also distribute the prospectus to potential investors at meetings, to business associates, and to friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our common stock shares outside of the United States if possible.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

Regulation M

Our sole officer and director, who will promote the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the Securities and Exchange Commission.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the Securities and Exchange Commission and we have provided you with a proper copy of the prospectus as required by Section 10 of the Securities Act of 1933, as amended. Once the registration statement is declared effective by the Securities and Exchange Commission, and after we have provided you with a proper copy of the prospectus as required by Section 10, if you decide to subscribe for any shares in this offering, you must:

1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

2. Deliver a check, wire transfer, bank draft or money order to the Company for acceptance or rejection.

All checks for subscriptions must be made payable to “ORO CAPITAL CORPORATION ”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Oro Capital Corporation (the “Company”) is an exploration-stage company engaged in exploration in Saskatchewan Province, Canada, for commercially recoverable metal-bearing mineral deposits. The Company has not yet identified any proven or probable mineral reserves, and only limited exploration activity has so far been undertaken, primarily by governmental bodies in Saskatchewan Province. Provided the Company successfully identifies commercializable mineral deposits, it intends to engage in a joint venture or partnership with a larger, more established mining operator to commence mining, processing and distributing diamond bearing kimberlite bodies.

We were incorporated under the laws of Nevada in December, 2010. Currently, we have only one officer or director, Mr. Danny Aaron. Our address is Oro Capital Corporation, Inc., 23 Dassan Island Drive, Plettenberg Bay, 6600, South Africa. Our telephone number is 27764965865.

Our Industry

Diamonds are the most concentrated form of carbon and are differentiated from other substances by unique crystal structure. This structure identifies the bond among a repeating arrangement of compounds or elements that produce a solid entity. In fact, the diamond consists of the strongest chemical bond known today, lending to the diamond's exceptionally resilient properties.

The natural process through which diamonds form adds an allure. Diamonds typically form deep within the earth where there exist conditions of extreme heat and pressure, with evidence suggesting that diamonds have formed hundreds of miles below the earth's surface. Temperatures in excess of one thousand degrees Celsius and pressure of at least fifty kilobars are conditions necessary for diamond formation, with the atmospheric pressure at sea level measuring just one kilobar. In some cases, diamonds form at shallower depths which exhibit abnormally high levels of pressure, though the quality of these diamonds is generally lower than those which form deep within the earth.

Diamond deposits that are large enough for mining are generally located in cratons, which are vast areas of the earth’s crust which have reasonably stable properties and cover a large percentage of most continents. Cratons consist of a substantial crust with roots that extend into the earth's mantle below. Diamonds are transported to the earth's surface by magma, or liquid volcanic rock traveling through these roots, which cools and hardens as it reaches the cooler temperature of the earth’s surface. During this hardening process, cone shaped diamond deposits materialize, named kimberlite pipes after Kimberley, South Africa where the first kimberlite pipe was found. While diamonds are occasionally discovered in meteorites and different types of rocks, most diamonds have historically been found in kimberlite pipe deposits.

The value of the diamond extends far beyond the exquisite beauty that makes it popular for use in fine jewelry. The hardest substance known to man, diamonds can also withstand extreme pressure and shock, making them valuable for industrial use in tools for cutting, polishing, drilling and grinding. Flawed diamonds that are not suited for jewelry as well as synthetic diamonds are often designated for such manufacturing applications.

Until the 1990's junior miners in Canada really didn't do much diamond exploration. There were a few in far out of the way places, but most juniors were pre-occupied with precious metals. But in the early 90's that all changed. The discovery of diamonds in Canada’s north, in the NWT sent the junior mining industry into a frenzy.

Source:

http://www.articlesbase.com/science-articles/science-of-diamonds-164303.html

Canada represents a unique opportunity within the global metals and mining market. Driven by a powerful combination of abundant natural resources and a secure investment climate, it has firmly established itself as a global mining centre. Over 1,400 mining companies now list on Canada’s national exchange, which is a majority of the world’s listed mining firms.

The strength of Canada’s mining industry has been a key driver of economic growth. As one of the world’s largest producers of metals and minerals – holding twelve top-five production rankings – mining is vital to Canada’s economy, contributing $40 billion in 2008. It is also an important supplier to global markets, with over 80% of production exported. Having led the world in exploration spending since 2004, the outlook for mining in Canada remains robust.

Foreign investment has played an important role in Canada’s economic progress. Investors and acquirers from abroad can expect a stable legal and regulatory environment with few barriers – in fact, only several select industries are protected. And although significant foreign investments are reviewed, they are typically approved provided there is a ―net benefit‖ to Canada. As a result, Canada is home to a considerable, and growing, amount of foreign direct investment.

This presents a compelling opportunity for global mining and investment firms. However, investors must still navigate much unfamiliar territory if they are to include Canada as part of their global strategy. Precise knowledge of Canada’s legal, tax, and accounting environments is particularly important. Also important is possessing an M&A execution capability – from screening to closing – that is focused and fast-moving.

Canada is a democratic federation of ten provinces and three territories. Its national government – often referred to as the federal government – is responsible for national matters, such as foreign affairs and the military while provincial governments are responsible for the delivery of most services. Responsibility for natural resources generally belongs to provincial governments.

Canada’s public finances have weathered the global recession in a relatively strong position – having enjoyed a long period of budget surpluses prior to the re-introduction of deficit spending in 2008.

Canada had experienced a prolonged period of economic expansion prior to the recent global recession. Its gross domestic product (GDP) amounted to $1.6 trillion in 2008, a 0.4% increase over 2007. Although the Canadian economy is expected to contract in 2009, the International Monetary Fund expects Canada to have strong growth coming out of its recession, given its low debt-to-GDP ratio and stable financial system.

Recent GDP growth has been primarily driven by the service sector - the largest contributor to the Canadian economy - which grew by 2.1% in 2008, however, the fastest growing industry has been construction – which grew 2.8% due to large engineering and construction projects, primarily in the oil sector.

Although the Canadian economy is diversified, service sector industries combined accounted for more than two thirds of GDP in 2008. Other key components are manufacturing and construction, with mining traditionally contributing 3.3% to 3.9% of GDP.

Contributing factors to Canada’s growth have included low inflation, competitive interest rates, and a skilled workforce (figure 2). The Bank of Canada, the country’s central bank, plays an essential role in the economy. It has a mandate to promote the economic and financial well-being of Canada by keeping inflation low, stable, and predictable. Its aim is to keep inflation at 2%, the midpoint of a 1% to 3% target range.

Canada is one of the world’s largest producers of metals and minerals. Its total production value in 2008 was estimated at $45.3 billion, a 12% increase from its production value of $40.4 billion in 2007. Potash led all minerals, accounting for $8.2 billion, or 18.1%, of the total. A contributing factor was the 172% appreciation in the price of potash over this period. Other large contributors were nickel, at $5.9 billion, and copper, at $4.4 billion. Coal significantly increased its annual value, contributing $4.3 billion, a 94.6% increase compared to 2007 due to its dramatic price escalation. In total, Canada’s top ten minerals accounted for a combined value of $36.2 billion (table 1). In a global context, Canada has twelve top-five production rankings. It ranks first in potash and uranium; second in nickel and cobalt; third in titanium, aluminum, and platinum-group metals; fourth in gypsum; and fifth in chrysotile, zinc, salt and molybdenum. Previously, Canada has also held a top five position in gold, silver, lead and copper.

Canada attracts a considerable amount of exploration spending. In 2008, it was the recipient of 19% of global exploration spending, ranking first ahead of Australia and the U.S.A.

The mining industry is a significant contributor to the Canadian economy. It currently, and historically, has represented approximately 3.3% to 3.9% of Canada’s GDP (figure 1). In 2008, the industry contributed $40.3 billion to the Canadian economy; eight times more than forestry and double that of agriculture.

The outlook for the Canadian mining industry is bright. This is demonstrated by sustained high levels of capital investment and exploration spending, both of which indicate confidence among management and investors.

Capital investment in the Canadian mining industry totalled $11.3 billion in 2008, representing a 11% increase from 2007. The components of this include: $4.7 billion of investment in metal ore mining, $574 million in coal mining, and $2.3 billion in non-metallic mineral mining for a total capital investment of $7.6 billion in mining. Secondary manufacturing was the recipient of $3.7 billion in capital investment.

There has also been a substantial increase in exploration spending in Canada. This is perhaps the best benchmark of the health of the industry, indicating future production trends. Spending on exploration totalled $2.8 billion in 2008, over double the level of 2005 and four times the level of 2003 (figure 4). Junior mining companies – defined as exploration companies that do not have significant income from producing mines – funded a greater proportion of this effort than did senior companies. The top destination for exploration spending was precious metals with $1.1 billion, followed by base metals with $709 million and uranium with $377 million. Globally, Canada has been the top destination of exploration spending since 2004.

Increasing commodity prices also contribute to the positive outlook for mining in Canada. Although most metal prices declined significantly due to the global recession, they have since rebounded largely as a result of demand from industrializing countries. Gold, on the other hand, has continued to surge, having gone from US$665 to over US$1,000 an ounce since August 2007.

Source:

Mining in Canada: Opportunities through Mergers & Acquisitions

Deloitte & Touche LLP and affiliated entities

Sales and Marketing

We are seeking to explore further on our property for commercializable diamond bearing kimberlite bodies deposits. Diamond bearing kimberlite bodies can be freely sold and marketed throughout the Canada. We do not expect to be engaged in the sales and marketing of the minerals. We intend to focus on the exploratory phase and, if successful, to partner with a larger, more experienced, and better financed mining company.

Current Business Operations

Our Business

We intend to become engaged in the exploration for commercially recoverable metal-bearing mineral deposits, such as diamond bearing kimberlite bodies. Currently, our exploration activities are in  Located 2 kilometers N of the village of Shipman, 50 kilometers NE of Prince Albert, central Saskatchewan, Canada. The property is more specifically located at Latitude 53o 30' 00” North, Longitude 104o 58' 00” West;  NTS: 73H/07, 10

Business Strategies

Our business strategies and near-term plans are as follows

☐	Further evaluate prospecting results to date;

☐	Perform a rough survey of diamond bearing kimberlite bodies over a test area; and

☐	Investigate other metallogenic areas, mainly through surface work, which may be combined with limited tunnel exploration and drilling.

Mining Industry

General

If we successfully identify commercializable mineral deposits and obtain the required government license, our primary business activity is anticipated to be mining, processing and distributing diamond bearing kimberlite bodies, and other mineral products. Canada is currently a net importer of nonferrous metals. There are governmental restrictions on exploration and mining activity in Canada, discussed further below.

We believe that Canada will continue to industrialize and this will cause increased demand for industrial raw materials such as non-ferrous metals. We expect prices of non-ferrous metals to increase in the future, although prices may experience significant fluctuations.

LOCATION AND ACCESS

The Shipman Diamond Project is located 50 kilometers northeast of Prince Albert, Saskatchewan, Canada and 2 kilometers north of the village of Shipman (Figure 1, 2 & 3).

The Project is within the Southern Mining District. It consists of a single claim centered at Latitude 53o 30' 00” North, Longitude 104o 58' 00” West on the northwest corner of National Topographical Survey map sheet 073H/07 and the southwest corner of 073H/10.

There is excellent access by secondary township roads from Shipman, which are in turn accessed by paved 2-lane roads from Prince Albert. A rail line lies along the paved road directly south of the project. Accommodation, food and fuel are available at Prince Albert.

PHYSIOGRAPHY AND CLIMATE

The Project is flat-lying and lies at an elevation of 1600 m ASL. Land use in the region is agricultural, but the property itself is generally low, wet ground, with a stream cutting through the northwest quarter. There are small woodlots preserved and used for local cutting.  Predominant tree species are poplars and tamarack. The region is open to exploration, development and mining throughout the year.

The climate of this region is semi-arid.  The annual mean temperature (100 year average) for the area is 0.8°C. Monthly mean temperatures vary from -22°C (January) to +17°C (July). The annual mean precipitation is 406 mm, including 145 cm annual snowfall.

Prince Albert serves as a supply centre. The city has scheduled air links to Saskatoon and Regina. Two hydroelectric dams (Codette/Nipawin and E.B. Campbell) on the Saskatchewan River near Nipawin (within 50 km of the property) generate in excess of 500 MW of electrical power and a high voltage transmission line is in close proximity to the property. Cell phone coverage of this area is provided by SaskTel.

CLAIM INFORMATION AND PROPERTY OWNERSHIP

The Project consists of a single claim block having a total surface area of 256 hectares (one section or 632 acres). It lies 2 kilometers north of the village of Shipman along township and tertiary roads connected with paved Hwy. 55, within the northwest quarter of NTS map sheet 073H/07 and the southwest quarter of 073H/10.   The claim is registered in the name of Mr. Duncan Bain, of London, Ontario, Canada.  The claim is listed in Table 1 and shown in Figure 3. To maintain the property in good standing, Saskatchewan Industry and Resources (SIR) requires proof of exploration expenditures, or cash payment in lieu, of $12 per hectare per year (after the first year).  These assessment requirements amount to $3,072.00 for the project.  The first assessment due date is August 7, 2013.

TABLE 1 – CLAIM DATA

Block	Claim Number	Registered Owner	Area (Hectares)	Recording Date	Anniversary Date	Township/Range
Shipman	S-143740	Duncan Bain	256 hectares	August 8, 2011	August 7, 2013	All of Section 24, Township 52, Range 21 W of Second Meridian

Permits for exploration field work are administered by Saskatchewan Environment and Resource Management, with regional offices in Prince Albert.  No mineralized zones, mineral resources or mine workings are located on the property.

Birchbark
Lake
Harper
L
Winter
Road
Shipman Diamond
Project
Bis
1600
Smeaton
Com 185
CANADIAN
Shipman
Northern Woods a
Foxford
Gorman
L
Whi
1500
ORO CAPITAL CORPORATION
SHIPMAN DIAMOND PROJECT
CLAIM MAP
Scale: 1:100,000
Date: Sept. 1/11
Figure
3
Drawn By: DJB
DUNCAN BAIN CONSULTING LTD.
Scale

HISTORY

Historical reports of diamonds have been known in Saskatchewan since 1948. The first major diamond rush occurred in 1961 when 30 claims were staked in an area 6 kilometers west of Prince Albert on the discovery of two quarter-inch (approximately 6 mm) diameter diamonds. By the end of the year 500 claims were staked. No further diamonds were reported and by 1963 interest in the area had lapsed.

Monopros Ltd. (a subsidiary company of De Beers) launched the current activity in 1988 with the discovery of a diamondiferous kimberlite body on the north shore of Sturgeon Lake, 30 kilometers northwest of Prince Albert. This find proved to be a glacially transported kimberlite block measuring some 150 m in diameter and 10 m to 20 m in thickness.  The source of this material, which is presumably some distance up ice towards the northeast, has never been found.  In response to the Monopros find, starting in 1988, Uranerz Exploration and Mining acquired an extensive land position east of Prince Albert in and around the Fort à la Corne Forest. This property ultimately became the Cameco/De Beers/Kensington Joint Venture, which is currently operated by De Beers and consists of 121 claims totaling 22,544 ha.  The staking and exploration activity peaked in 1993-94 with over 20 companies active in the area.

From 1988 until Uranerz was purchased by Cameco in 1998, the Fort à la Corne JV project was operated by Uranerz.  They conducted an intensive geophysical exploration program which was successful in mapping 69 drill-confirmed kimberlite bodies.  Extensive exploration work by others has subsequently added 6 more kimberlite bodies within the field. The most developed of these kimberlites is that held by Shore Gold Inc.

On the 100 % held Shore properties, Shore commenced its exploration by flying a low-altitude helicopter-borne magnetic survey in 1996. Several magnetic anomalies were identified and subsequent follow-up with ground magnetic surveys confirmed the presence of shallow, closed anomalies that could indicate kimberlite. Four anomalies were selected for initial drill testing in the northwest corner of the survey area. Subsequent drilling confirmed the presence of kimberlite (the Star Kimberlite). Between 1996 and 2008 several core drilling programs were carried out. Mini-bulk sampling, via large-diameter reverse circulation drilling was completed between 2005 and 2008. Underground bulk sampling, via vertical shaft and lateral drifting, was completed on the kimberlite between 2003 and 2007. A July 2011 feasability study reported the following resources:

Deposit	Category	Ore (mt)	Ore Grade (cpht)	Carats (m)
Star	Probable	165.890	12.3	20.386
Orion South	Probable	113.090	12.4	13.994
Total	Probable	278.980	12.3	34,380

The Shipman project was recorded in August 8, 2011 in the name of Duncan Bain. It lies approximately 30 kilometers NNW of the Star deposit. To this date there is no known mineral resource on the property and no production of any kind has taken place. Oro Capital Corporation acquired a 70% interest in the property from Mr. Bain on September 1, 2011.  And on 21st of February 2012 100% interest in the property was transferred from Mr. Bain to Mr. Aaron, our president.

GEOLOGY

The northern part of the Fort a la Corne area, which contains the Shipman property, is underlain by the rocks of Cretaceous age (Figure 4, from Sask. Industry and Resources Internet website Geological Atlas, http://www.infomaps.gov.sk.ca/website/SIR_Geological_Atlas/ viewer. htm).

Detailed geological information is sparse due to a thick mantle of overburden, approximately 100 m in depth, which covers the property. This overburden is a mixture of several phases of glacial till, fluvial and lacustrine gravel, sand, silt and clay, all of Pleistocene age. These multiple phases of sedimentary deposition have been repeatedly mixed by advance and retreat of continental glaciation so that original layering no longer exists. This reduces confidence in any till sampling program to test for diamond indicator minerals. Most of the bedrock data is provided from well drillings scattered throughout the general Fort à la Corne region, as well as assessment records of drilling in the project area. All known kimberlites in the Fort a la Corne area are found within the Upper and Lower Colorado Group units and the underlying Mannville Group rocks.

A probable contact betwee the Upper Colorado Group and Lower Colorado Group rocks underlies the property. The Lower Colorado unit is composed of sub-horizontally stratified shallow marine and subaerial fluvial deposits. The younger Upper Colorado Group rocks are composed of claystone-siltstone, mudstone/siltstone and shale/mudstone. To the south, in the area of the Star kimberlite pipe, these sediments have interbedded kimberlitic tuff layers. Although no drilling has been carried out on the Shipman property several drillholes are located in the area. The data from these holes is available from assessment reports available from the Saskatchewan government.

Deposit Type

This property which will be explored for diamond-bearing kimberlites of the Fort à la Corne type.  Kimberlites are very potassium-rich ultramafic intrusive rocks. Diamonds originate in the upper mantle at a depth of 150 to 300 kilometers below the surface. They are thought to be transported to surface as xenocrysts within ascending kimberlite magmas which have passed through the diamond-forming regions of the upper mantle.  The kimberlite magmas probably ascend from mantle depths along major (i.e. deep-penetrating) fault systems.  Larger intrusive bodies such as magnetite-bearing mafic and granitic intrusive bodies may also favour these fault systems (Gent, M.R., 1992; Jennings, C., 1989).

The Fort à la Corne kimberlites are stacked, well preserved crater facies deposits composed of ultramafic volcanics with hardly any diatreme facies (breccia) material reported. They were erupted into soft shallow marine sediments of the Upper Colorado Group. These ultramafic rocks are composed of olivine, pyrope garnet, Mg-ilmenite, chrome diopside, enstatite, Ti-poor phlogopite, spinels and a few minor minerals. This material weathers to a yellow to medium brown color. The garnet, Mg-ilmenite and chrome diopside are called “indicator minerals” and by their abundances can be used to select those kimberlites most likely to contain diamonds. Many of these indicator minerals are weakly to strongly magnetic and often produce a circular to oval shaped magnetic signature. Due to their relatively low cost, ground-based magnetometer surveys are an effective initial method to outline these magnetic signatures. There also exists the possibility that there is a density contrast between the ultramafic kimberlite pipes and the host fine clastic claystone-mudstone-siltstone-sandstone-conglomerate that may be reflected in a “bullseye” positive gravity anomaly.

Mineralization

Due to the thick overburden cover on the Shipman property, no mineralization associated with diamond-bearing kimberlites has been exposed on surface. The only known kimberlite surface exposure in Saskatchewan is the glacially transported block exposed in a terrace on the north shore of Sturgeon Lake.  Extensive till sampling for indicator minerals has been conducted by Saskatchewan Geological Survey, and others, throughout central and southern Saskatchewan but no discernible trains or trends have been outlined which can be attributed to the Fort à la Corne area kimberlite bodies.  The reason for this seems to be that reworking of the thick overburden material during several phases of continental glaciation has completely obliterated any dispersion trains. Figure 5 is a sketch map showing the position of the Shipman claim in relation to the positions of known kimberlite pipes, some of which are diamond-bearing.

GEOPHYSICS

To this date no detailed geophysical surveys have been done over the Shipman property. However, a compilation of regional work has been carried out by Saskatchewan Industry and Resources and is shown in the Geological Atlas of Saskatchewan (http://www. infomaps.gov.sk.ca/website/SIRGeological_Atlas/viewer.htm). Filtering of that data has removed background “noise” to produce the  vertical derivative of the magnetic data. This work shows that the Shipman property lies at the northern end of a linear magnetic “high” suggestive of a NNW-SSE trending iron formation, probably part of the Archean basement (Figure 6). The magnetic contouring on the eastern side of this “high” has a sharp slope. Note that the kimberlites in close proximity to the Shipman property are found along this sharp slope, suggesting that they lie along a deep penetrating fault system. If true this structure would extend NNW through the Shipman property. Such a fault could act as a corridor to focus the movement of a kimberlite pipe to the paleosurface.

Similarly compilation of gravity survey data by the Saskatchewan government (Figure 7) shows that a weak circular “bullseye” is found partly into the southeast quarter of the Shipman property. This anomaly, produced by density contrast of the bedrock, could represent either the area of the linear iron formation closest to surface, or possibly a kimberlite pipe similar to those SSE of the property but closer to the paleosurface than those to the south.

CONCLUSIONS AND RECOMMENDATIONS

The Shipman diamond project lies at the north end of the prolific Fort a la Corne kimberlite field. It consists of a single claim of 256 hectares. The property is directly north of staked ground (as of September 1, 2011) known to contain diamond-bearing kimberlite bodies. The property lies aligning a NNW-SSE trend of those kimberlite bodies, and these bodies lie along the eastern slope of a magnetic/gravity anomaly which may represent a deep penetrating fault system which would be favorable for movement of a kimberlite body to the paleosurface.

PHASE 1

It is therefore recommended that the following steps be carried out to test for diamond-bearing kimberlites within the project. Phase 1 would consist of a ground-based magnetometer survey over the claim and is estimated to cost $10,000USD.  Details of the costs of the   program are outlined in Table 2.

PHASE 2

Based on results of the Phase 1 work a Phase 2 program would be initiated to provide additional information. This exploration program (Table 3) would consist of a gravity survey to test the best targets determined from the Phase 1 work. The estimated cost of the Phase 2 program is $20,000USD.

PHASE 3

Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work.  This would consist of approximately 1000 m of drilling (Table 4). The estimated cost of the Phase 3 program is $250,000USD. Further work would be dependent on the results of the initial drilling.

Table 2 – Phase 1 Cost Estimate

Preliminary review of assessment work	$1000.00
Mobilization/demobilization of crew	$1000.00
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$2,000.00
Detailed magnetometer survey, 7 line km	$2,000.00
Base station and instrument rental	$1000.00
Consumables – flagging, pickets etc	$100.00
Accommodation/meals, 3 men	$400.00
Drafting and report	$1,500.00
Contingencies	$1000.00
TOTAL COST, PHASE 1 PROGRAM	$10,000.00

Table 3 – Phase 2 Cost Estimate

Review of previous work	$1,500.00
Mobilization/demobilization of crew	$2,000.00
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$3,000.00
Detailed gravity survey, 7 line km	$4,000.00
Base station and instrument rental	$2,000.00
Consumables – flagging, pickets etc	$1,000.00
Accommodation/meals, 3 men	$1,000.00
Drafting and report	$3,000.00
Contingencies	$2,500.00
TOTAL COST, PHASE 2 PROGRAM	$20,000.00

Table 4 – Phase 3 Cost Estimate

Review of previous work	$2,000.00
Mobilization/demobilization of crew	$10,000.00
Diamond drilling, all inclusive $200 per meter, 1000 m total	$200,000.00
Drafting and report	$10,000.00
Contingencies	$28,000.00
TOTAL COST, PHASE 3 PROGRAM	$250,000.00

REFERENCES

Ewert,  W. D.,    Brown, F. H., Puritch, E. J., Leroux, D. C., 2009, Technical Report and Resources Estimate Update On the Star Diamond Project, Fort a la Corne Area, Saskatchewan, Canada, for Shore Gold Inc. by P&E Mining Consultants Inc., Report No. 159

Gent, M.R. (1992): Diamond and Precious Gems of the Phanerozoic Basin, Saskatchewan: Preliminary Investigations; Sask. Energy and Mines Open File Report 92-2

Geological Atlas of Saskatchewan,2011,  http://www. infomaps.gov.sk.ca/website/SIR GeologicalAtlas/ viewer.htm

Jellicoe, B.C., Robertshaw, P., Williamson, P. and Murphy, J., 1998; Summary of Exploration Activities and Results for the Fort à la Corne Diamond Project, Saskatchewan; in Summary of Investigations 1998, Saskatchewan Geological Survey, Sask. Energy Mines, Misc. Rep. 98-4, p. 144-157.

Jennings, C.M.H. (1989): Exploration for Diamondiferous Kimberlites and Lamproites; in “Modern Exploration Techniques”, Sask. Geol. Soc. Spec. Publ. No. 10

Kauffman, E.G., and Caldwell, W.G.E. (1993): The Western Interior Basin in Space and Time; in Caldwell. W.G.E. and Kauffman, E.G., Evolution of the Western Interior Basin; Geol. Assoc. of Canada Spec. Paper 39, p. 1-30

Kensington Resources Ltd. news releases and map, 2001-2005; from Kensington Resources Internet website www.kensington-resources.com

Mitchell, R.H. (1991): Kimberlites and Lamproites: Primary Sources of Diamonds; Geosci. Canada, vol. 18, no. 1, p.1

Shore Gold Inc. news releases and map, 2001-2011; from Shore Gold Internet website: www.shoregold.com

Competition

There are over 1,400 mining companies that list on Canada’s exchange. Most of those companies are larger, more experienced and have access to more capital resources. A number of competitors are in the diamond sector of the mining industry. A brief survey is as follows:

a.
The Diavik Diamond Mine is a diamond mine in the North Slave Region of the Northwest Territories, Canada, about 300 kilometers (190 mi) north of Yellowknife.[1] It employs 700 persons, reports gross income of C$100 million in sales, and produces 8 million carats (1,600 kg (3,500 lb)) of diamonds annually.

Source:

http://en.wikipedia.org/wiki/Diavik_Diamond_Mine

b.
The EKATI Diamond Mine ("EKATI") is Canada's first surface and underground diamond mine. Between 1998 and 2009, the mine has produced 45 million carats (8,000 kg / 17,636 lb) of diamonds out of six open pits.[1] As the high grade ore close to surface was depleted, development was completed to access the ore utilizing underground methods. Currently, there is one underground operation (Koala) with open-cut mining occurring in Fox Pit.[1]

Source:

http://en.wikipedia.org/wiki/Ekati_Diamond_Mine

c.
The Gahcho Kué Diamond Project is located on the Canadian tundra in the Northwest Territories. The Gahcho Kué Diamond Project is a 49% / 51% joint-venture between Mountain Province Diamonds Inc. and De Beers Canada Inc.[2] [3] It is situated at Kennady Lake approximately 280 km (170 mi) east northeast of Yellowknife.

Source:

http://en.wikipedia.org/wiki/Gahcho_Kue_Diamond_Mine_Project

d.	The Jericho Diamond Mine is a dormant diamond mine located in Canada's Nunavut territory.

Source:

http://en.wikipedia.org/wiki/Jericho_Diamond_Mine

DIRECTORS AND OFFICERS
NAME	AGE	TITLE	DATE OF APPOINTMENT	PERCENT OF TIME DEVOTED
Aaron, Danny	49	Chief Executive Officer	January 7, 2011	10%

Danny Aaron, 49, CEO

Mr. Aaron has served in a variety of roles with several companies across North America, Europe and Africa.

He has pursued several entrepreneurial ventures.  His most recent venture was started in 2005 and led to the establishment of an upscale chain of cafés across Canada and the United States called Drum Café.

Prior to that, Mr. Aaron established a network of over 50 medical clinics across Australia.

Mr. Aaron’s expertise focuses primarily on establishing corporate operations, implementing marketing campaigns, recruiting key personnel and structuring business development strategies.

Mr. Aaron’s involvement in these ventures led to the launch of these businesses which continue to be successful in their respective markets.

Executive Compensation

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2012, 2011, and 2012 other than as shown in the table below.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensatn ($) (i)	Total ($) (j)

Danny Aaron	2011	$0	0	0	0	0	0	0	$0

CEO	2012	$0	0	0	0	0	0	0	$0

(1)	Unless stated otherwise, the business address for each person named is c/o 23 Dassan Island Drive, Plettenberg Bay, 6600, South Africa.

(2)	Calculated pursuant to Rule 13d-3(d) (1) of the Securities Exchange Act of 1934

(3)
We believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted.

We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements to compensate our directors for their services to us.

Director Independence

The Company’s board of director is currently composed of one board member, Mr. Danny Aaron. The OTC Bulletin Board does not have rules regarding director independence.  Mr. Aaron is not considered “independent” as defined under the rules of the NASDAQ Stock Market.

Under the bylaws of the Company, directors are elected at each annual meeting of the stockholders and serve until a successor has been duly elected and qualified except upon death, resignation, or removal. Vacancies on the Board of Directors may be filled by appointment by the remaining directors until the next shareholder meeting.

Stock Option Plan

We have not implemented a stock option plan at this time and since inception, have issued no stock options, SARs or other compensation. We may decide, at a later date, and reserve the right to, initiate such a plan as deemed necessary by the Board.

Legal Proceedings

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

●	in any bankruptcy petition
●	in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)
●	is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,
●	or has been found to have violated a federal or state securities or commodities law.

There have been no securities trading suspensions by any regulator, and there is no pending or threatened litigation for which the adverse effect, assuming an unfavorable outcome, would exceed $25,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information with respect to the beneficial ownership of our common stock as of the date of this filing for:

•	Each stockholder, or group of affiliated stockholders, who we know beneficially to own more than 5% of the outstanding shares of our common stock;

•	Each of our current directors;

•	Each of our executive officers; and Each of our current directors and current executive officers as a group.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. We believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

The number of shares and percentages of beneficial ownership set forth below are based on 5,000,000 shares of common stock outstanding as of the date of this filing.

Name and Address of Beneficial Owner(1)	Number of shares Beneficially owned	Percentage
Executive Officers and Directors
Danny Aaron	5,000,000	100%

Officers and Directors as a Group (1 person)	5,000,000	100%

(1)	The address for the beneficial owner is 23 Dassan Island Drive, Plettenberg Bay, 6600, South Africa.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.00001 per share. The rights of holders of our common stock are as follow:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We do not have a class of preferred stock.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period from inception to July 31. 2012, included in this prospectus have been audited by M&K CPAS, PLLC, of 4100 N. Sam Houston Freeway W., Suite 200-B Houston, TX 77086, telephone number 832-242-9950. Their report is given upon their authority as experts in accounting and auditing. M&K CPAS, PLLC does not own any interest in us.

JPF Securities, LLC passed upon the validity of the issuance of the common shares to be sold under this prospectus. JPF Securities, LLC does not own any interest in us.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by M&K CPAS, PLLC 4100 N. Sam Houston Freeway W., Suite 200-B Houston, TX 77086, telephone: 832-242-9950:

FINANCIAL STATEMENTS

ORO Capital Corporation
(An Exploration Stage Company)

July 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Oro Capital Corporation, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Oro Capital Corporation, Inc.(an Exploration Stage Company) as of July 31, 2012 and July 31, 2011, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oro Capital Corporation, Inc. as of July 31, 2012 and July 31, 2011, and the results of its operations, changes in stockholders' equity (deficit) and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital, zero revenues, and recurring net losses since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
November 21, 2012

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
(An Exploration Stage Company)
Balance Sheets
July 31, 2012 and 2011

	July 31, 2012	July 31, 2011
ASSETS
Current Assets
Cash	$4,000	$4,000
Deposit on Mining Claim	-	6,000
Total Current Assets	4,000	10,000

Mining Claims, net of impairment	-	-
Total Assets	$4,000	$10,000

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Accounts Payable and Accrued Liabilities	$3,000	$-
Due to Director	15,000	15,000
Total Liabilities	18,000	15,000
Stockholder’s Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 5,000,000 shares issued and outstanding for both fiscal years 2011 and 2012)	50	50
Additional paid-in capital	10,997	3,797

Deficit accumulated during the exploration stage	(25,047)	(8,847)

Total Stockholder’s Deficit	(14,000)	(5,000)

Total Liabilities and Stockholder’s Deficit	$4,000	$10,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
(An Exploration Stage Company)
Statements of Operations
For the Fiscal Years Ended July 31, 2012 and 2011
and Inception (December 29, 2010) to July 31, 2012

	Fiscal Year Ended July 31, 2012	Fiscal Year Ended July 31, 2011	Inception December 29, 2010 to July 31, 2012
Operating Expenses

Consulting services	$3,000	$1,750	$4,750
General and administrative	-	20	20
Rent	3,000	1,750	4,750
Legal and accounting	3,000	4,980	7,980
Impairment of Mineral Claims	6,000	-	6,000
Interest Expense	1,200	347	1,547

Total Expenses	16,200	8,847	25,047

Net Loss	$(16,200)	$(8,847)	$(25,047)

Net Loss Per Common Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000	5,000,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
Statements of Cash Flows
(An Exploration Stage Company)
For the Fiscal Years Ended July 31, 2012 and 2011
and Inception December 29, 2010 to July 31, 2012

	Fiscal Year Ended July 31, 2012	Fiscal Year Ended July 31, 2011	Inception December 29, 2010 to July 31, 2012
Operating Activities

Net loss	$(16,200)	$(8,847)	$(25,047)

Adjustments to reconcile net loss to cash used in operating activities:
Impairment of mineral claims	6,000	-	6,000
Imputed interest expense	1,200	347	1,547
Donated consulting services and rent expenses	6,000	3,500	9,500
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	3,000	-	3,000

Net Cash Used by Operating Activities	-	(5,000)	(5,000)

Investing Activities

Deposit of mining claims	-	(6,000)	(6,000)

Financing Activities

Borrowings on debt-related party	-	15,000	15,000

Increase (Decrease) in Cash	-	4,000	4,000

Cash - Beginning of Period	4,000	-	-
Cash - End of Period	$4,000	$4,000	$4,000

Supplemental Disclosure of Cash Flow Information Cash paid during the period for :
Interest	$-	$-	$-
Income taxes	$-	$-	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
Statement of Changes in Stockholders’ Deficit
(An Exploration Stage Company)
From Inception, December 29, 2010, to July 31, 2012

	Common Stock		Additional Paid-in	Deficit Accumulated During the Exploration
	Shares	Amount	Capital	Stage	Total

Balance at December 22, 2010	-	$-	$-	$-	$-

Issuance of common stock to founders	5,000,000	50	(50)	-	-
Donated consulting services and rent	-	-	3,500	-	3,500
Imputed interest	-	-	347	-	347
Net loss	-	-	-	(8,847)	(8,847)
Balances at July 31, 2011	5,000,000	50	3,797	(8,847)	(5,000)
Donated consulting services and rent	-	-	6,000	-	6,000
Imputed interest	-	-	1,200	-	1,200
Net loss	-	-	-	(16,200)	(16,200)
Balances at July 31, 2012	5,000,000	$50	$10,997	$(25,047)	$(14,000)

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY

The Company was incorporated on December 29, 2010 in the State of Nevada. The Company is an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. The Company intends to explore for diamond-bearing kimberlite on its mining property.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

NATURE OF OPERATIONS

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies ORO Capital Corporation will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should ORO Capital Corporation be unable to continue as a going concern.  As at July 31, 2012 ORO Capital Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $25,047 (2011: $8,847) since inception.  The continuation of ORO Capital Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of ORO Capital Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the ORO Capital Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is July 31.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at July 31, 2012 or July 31, 2011.

DEVELOPMENT STAGE ENTITY – The Company complies with FASB guidelines for its description as a development stage company.

IMPAIRMENT POLICY – In 2011, the Company paid $6,000 for the mining project.  At July 31, 2012, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $6,000 should be reflected as of July 31, 2012 because the Company could not substantiate that there would be a future economic benefit arising from this payment.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

IMPUTED INTEREST – The Company calculates imputed interest expense at an interest rate of 8% (2011: 8%) per annum.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of July 31, 2012 and 2011, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of July 31, 2012 and 2011. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ISSUED ACCOUNTING STANDARDS - In January 2011, the FASB issued Accounting Standards Update 2011-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that July exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2011-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2011, the FASB issued Accounting Standards Update 2011-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2011-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04.  The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.  These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements.  The amendments in this update will be effective for fiscal periods beginning after December 15, 2012.  The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03.  This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114.  The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

On July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite – Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02.  This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Asses for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles, Goodwill and Other – General Intangibles Other than Goodwill.  The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.  The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated other Comprehensive Income” in Accounting Standards Update No. 2011-05.  This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented.  The adoption of ASU 2011-2 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statement on the basis of U.S. GAAP and those entities that prepare their financial statement on the basis of IFRS.  The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.  The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

NOTE 3 –MINING CLAIM

The Company intends to conduct exploration activities on the Shipman Diamond Project, which is located 50 kilometers northeast of Prince Albert, Saskatchewan, Canada and 2 kilometers north of the village of Shipman.  The Shipman diamond project lies at the north end of the prolific Fort a la Corne kimberlite field. It consists of a single claim of 256 hectares. The property is directly north of staked ground (as of September 1, 2011) known to contain diamond-bearing kimberlite bodies. The property lies aligning a NNW-SSE trend of those kimberlite bodies, and these bodies lie along the eastern slope of a magnetic/gravity anomaly which may represent a deep penetrating fault system which would be favorable for movement of a kimberlite body to the paleosurface.

Oro Capital Corporation has acquired a 100% interest in the Project.  The deposit for this mining claim was $6,000 USD and the impairment recognized was $6,000 USD.

It is therefore recommended that the following steps be carried out to test for diamond-bearing kimberlites within the project. Phase 1 would consist of a ground-based magnetometer survey over the claim and is estimated to cost $10,000USD.

Based on results of the Phase 1 work a Phase 2 program would be initiated to provide additional information. This exploration program would consist of a gravity survey to test the best targets determined from the Phase 1 work. The estimated cost of the Phase 2 program is $20,000USD.

Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work.  This would consist of approximately 1000 m of drilling. The estimated cost of the Phase 3 program is $250,000USD. Further work would be dependent on the results of the initial drilling.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 4 -INCOME TAXES

Deferred income taxes July arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $25,047 (2011: $8,847), which expire through 2030. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of July 31, 2012:

	2012	2011

Deferred tax assets	$8,516	$3,008
Valuation allowance for deferred tax assets	(8,516)	(3,008)
Net deferred tax assets	$-	$-

NOTE 5 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 5 – FAIR VALUE MEASUREMENTS – Continued

•	Level 3
Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of July 31, 2012 and 2011:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

NOTE 6 - RELATED PARTY TRANSACTIONS

During the year ended July 31, 2012 the Company recognized a total of $6,000 (2011: $3,500) for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company.  These amounts were agreed on and deemed to be reasonable by respective parties for rent and services provided.  These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties.

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of July 31, 2012 and 2011, the director has advanced a total of $15,000.

IMPUTED INTEREST EXPENSE – Prior to the current year, our president had advanced $15,000 in the form on a non-interest bearing loan.  An imputed interest of $1,200 was, therefore, deemed to have been incurred in the current fiscal year ended on July 31, 2012 and an imputed interest of $347 was incurred in the fiscal year ended July 31, 2011, which was calculated using an interest rate of 8% (eight percent) which is the interest rate that was payable on comparable notes and advances that we have recently incurred.  For the period December 29, 2010 (inception) through July 31, 2012, Oro Capital has incurred a total of $1,547 on imputed interest expenses.

NOTE 7 - COMMON STOCK

As of July 31, 2012, ORO Capital Corporation has issued 5,000,000 common shares.  The stock was issued as founders shares on December 29, 2010 in consideration of founder’s service to the company pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933.  On January 7, 2011 the original founder of Oro Capital Corporation resigned and transferred 5,000,000 common restricted shares to Mr. Aaron, our current president, for a cash consideration of $500USD.

NOTE 8 – SUBSEQUENT EVENTS

The Company had no reportable subsequent events after July 31, 2012 through the date the financial statements were issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Issues.

There have not been any disagreements with the auditor on any audit or accounting issues.

Item 24. Indemnification of Directors and Officers.

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution.

Registration Fees*	$179
Federal Taxes	-
State Taxes	-
Legal Fees and Expenses	30,000
Transfer Agent and Printing	10,000
Blue Sky Fees	5,000
Accounting Fees and Expenses	5,000
Miscellaneous (1)	7,500
Total	$57,679

* Estimated Figures

(1) Includes costs for Edgar filings and all other costs anticipated.

Item 27. Exhibits.

The following is a list of Exhibits filed as part of this registration statement:

Exhibit Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Consent of Charles W. Barkley, Attorney at Law
10.1	Mineral Claim
10.2	Transfer of Mineral Dispositions
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Duncan Bain Ltd, Consulting Geologist

Item 28. Undertakings.

(a)   The undersigned small business issuer hereby undertakes to:

(1)   File, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

(i)   Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(c)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cape Town on November 21, 2012.

Oro Capital Corporation, Inc.

By:	/s/ Danny Aaron
Danny Aaron
President & CEO, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

By:	/s/ Danny Aaron
Danny Aaron
President, CFO and CEO, Director